As filed with the Securities and Exchange Commission on February 7, 2013

REGISTRATION NO. 333-186004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 1)

ALAMOS GOLD INC.

(Exact name of Registrant as specified in its charter)

British Columbia	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number, if applicable)	(I.R.S. Employer Identification Number, if applicable)

2200 – 130 Adelaide Street West

Toronto, Ontario M5H 3P5

(416) 368-9932

(Address and telephone number of Registrant’s principal executive offices)

Torys LLP

1114 Avenue of the Americas

23rd Floor

New York, NY 10036

Attention: Mile T. Kurta

(212) 880-6000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

COPIES TO:
Torys LLP 1114 Avenue of the Americas 23rd Floor New York, NY 10036 Attention: Mile T. Kurta (212) 880-6000		Torys LLP 79 Wellington Street West Suite 3000 Box 270, TD Centre Toronto, Ontario, Canada M5K 1N2 Attention: Kevin M. Morris (416) 865-0040

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐	at some future date (check appropriate box below)

1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3. ☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares, without par value	30,217,850	US$264,181,771.95	US$36,034.39

(1)	Represents the maximum number of Alamos Gold Inc. (“Alamos”) common shares, without par value, estimated to be issuable upon consummation of the exchange offer (the “Offer”) for all of the issued and outstanding common shares (the “Common Shares”) of Aurizon Mines Ltd. (assuming full conversion of all outstanding convertible and exercisable securities for Common Shares), other than any Common Shares owned directly or indirectly by Alamos and its affiliates.
(2)

Estimated solely for the purpose of calculating the registration fee in accordance with General Instruction II.H to Form F-10. The proposed maximum offering price is equal to the product of (i) US$3.24, which is the average of high and low sale prices of the Common Shares as reported on the NYSE MKT on December 24, 2012, and (ii) 175,431,302, which is the estimated number of outstanding Common Shares (assuming full conversion of all outstanding convertible and exercisable securities for Common Shares), other than any Common Shares owned directly or indirectly by Alamos and its affiliates, less cash consideration. For the purposes of calculating the cash consideration payable in the Offer, an exchange rate of Cdn$0.9868 = US$1.00 (the Bank of Canada noon rate on January 9, 2013) was used.

(3)	Previously paid.

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This Amendment No. 1 (this “Amendment No. 1”) amends and supplements the Registration Statement on Form F-10 filed on January 14, 2013 (as amended, the “Registration Statement”) by Alamos Gold Inc., a corporation existing under the laws of British Columbia (“Alamos”).

The Registration Statement relates to the offer to purchase (the “Offer”) by Alamos for all of the issued and outstanding common shares (the “Common Shares”) of Aurizon Mines Ltd. (assuming full conversion of all outstanding convertible and exercisable securities for Common Shares), other than any Common Shares owned directly or indirectly by Alamos and its affiliates. The Offer is subject to the terms and conditions set forth in Alamos’ Offer and Circular dated January 14, 2013 (the “Offer and Circular”), a copy of which was filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed on January 14, 2013 by Alamos.

The information set forth in the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, including all schedules, exhibits and annexes thereto, is hereby expressly incorporated herein by reference in response to all items of information required to be included in, or covered by, the Registration Statement, and is supplemented by the information specifically provided herein.

Except as specifically provided herein, this Amendment No. 1 does not modify any of the information previously reported on the Registration Statement.

General

The second paragraph on the cover page of the Offer and Circular is hereby deleted in its entirety.

Item 1. Summary Term Sheet.

The section entitled “Summary Term Sheet” in the Offer and Circular is hereby amended to include the following paragraphs after the third paragraph on page IV of the Offer and Circular:

“If Alamos elects to provide a Subsequent Offering Period, Alamos will publicly announce the Subsequent Offering Period and, if required by applicable Law, Alamos will mail you a notice of the Subsequent Offering Period. Furthermore, in accordance with Rule 14d-11(d) under the U.S. Exchange Act, if it elects to provide a Subsequent Offering Period, Alamos will announce the results of the Offer, including the approximate number and percentage of Common Shares deposited to date, no later than 9:00 a.m. Eastern time on the next business day after the Expiry Time and will immediately begin the Subsequent Offering Period.

The factors that could affect Alamos’ decision as to whether it will elect to provide a Subsequent Offering Period include, without limitation, (i) the number of Common Shares that have been validly tendered to the Offer and not withdrawn prior to the Expiry Time (the “Tendered Shares”), (ii) whether Alamos can effect a Compulsory Acquisition (as defined below) or Subsequent Acquisition Transaction (as defined below) after the Expiry Time and, in particular, whether the number of Tendered Shares, together with the Common Shares held by Alamos and its affiliates, represents not less than 90% or 66 2/3% of the issued and outstanding Common Shares (calculated on a fully diluted basis), (iii) the conditions to the Offer being satisfied, and (iv) discussions with its financial and legal advisors regarding the feasibility of a Subsequent Offering Period, a Compulsory Acquisition and/or a Subsequent Acquisition Transaction. Alamos would commence the Subsequent Offering Period, if any, after the announcement of the results of the Offer in accordance with Rule 14d-11(d) under the U.S. Exchange Act.”

The section entitled “Summary” in the Offer and Circular is hereby amended to include the following paragraphs after the first paragraph under the heading “The Offer” on page i of the Offer and Circular:

“Shareholders may not elect to receive a mix of cash and Alamos Shares as consideration for their Common Shares. The maximum amount of cash payable by Alamos pursuant to the Offer shall not exceed $305,000,000 and the maximum number of Alamos Shares issuable by Alamos pursuant to the Offer shall not exceed 23,500,000. As described in more detail in Section 1 of the Offer, “The Offer”, the consideration payable under the Offer will be prorated on each Take-Up Date as necessary to ensure that the total aggregate consideration payable under the Offer and in any Compulsory Acquisition or Subsequent Acquisition Transaction does not exceed these maximum aggregate amounts and will be based on the number of Common Shares acquired in proportion to the number of Common Shares to which the Offer relates. Therefore, due to pro-ration and the maximum amount of cash relative to the maximum amount of Alamos Shares available under the Offer on each Take-Up Date, if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Cash Consideration, then the amount of cash that a Shareholder electing the Cash Alternative will receive will be pro-rated. Similarly, if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, then the number of Alamos Shares that a Shareholder electing the Share Alternative will receive will be pro-rated.

The only scenario where a Shareholder electing the Cash Alternative would not have its share of the cash component of the Offer consideration be pro-rated would be if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Cash Consideration. Similarly, the only scenario where a Shareholder electing the Share Alternative would not have its share of the Alamos Shares component of the Offer consideration be pro-rated would be if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Share Consideration.”

The first sentence of the paragraph entitled “Opportunity to Elect Consideration” on page iii of the Offer and Circular is hereby deleted in its entirety and replaced with the following:

“The Offer provides Shareholders with the opportunity to determine the consideration that they receive under the Offer, either the Cash Alternative or the Share Alternative, subject in each case to pro-ration as more fully described in Section 1 of the Offer, “The Offer”.”

The paragraph entitled “Opportunity to Elect Consideration” on page iii of the Offer and Circular is hereby amended to include the following sentences after the last sentence of the paragraph:

“However, due to pro-ration and the maximum amount of cash relative to the maximum amount of Alamos Shares available under the Offer on each Take-Up Date, if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Cash Consideration, then the amount of cash that a Shareholder electing the Cash Alternative will receive will be pro-rated. Similarly, if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, then the number of Alamos Shares that a Shareholder electing the Share Alternative will receive will be pro-rated. The only scenario where a Shareholder electing the Cash Alternative would not have its share of the cash component of the Offer consideration be pro-rated would be if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Cash Consideration. Similarly, the only scenario where a Shareholder electing the Share Alternative would not have its share of the Alamos Shares component of the Offer consideration be pro-rated would be if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Share Consideration.”

The section entitled “The Offer” in the Offer and Circular is hereby amended to include the following paragraphs after the first paragraph under the heading “1. The Offer” on page 1 of the Offer and Circular:

“The Offer is made only for Common Shares, and is not made for any other securities. Shareholders may not elect to receive a mix of cash and Alamos Shares as consideration for their Common Shares. The maximum amount of cash payable by Alamos pursuant to the Offer shall not exceed $305,000,000 and the maximum number of Alamos Shares issuable by Alamos pursuant to the Offer shall not exceed 23,500,000. The consideration payable under the Offer will be prorated on each Take-Up Date as necessary to ensure that the total aggregate consideration payable under the Offer and in any Compulsory Acquisition or Subsequent Acquisition Transaction does not exceed these maximum aggregate amounts and will be based on the number of Common Shares acquired in proportion to the number of Common Shares to which the Offer relates. Therefore, due to pro-ration and the maximum amount of cash relative to the maximum amount of Alamos Shares available under the Offer on each Take-Up Date, if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Cash Consideration, then the amount of cash that a Shareholder electing the Cash Alternative will receive will be pro-rated. Similarly, if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, then the number of Alamos Shares that a Shareholder electing the Share Alternative will receive will be pro-rated.

The only scenario where a Shareholder electing the Cash Alternative would not have its share of the cash component of the Offer consideration be pro-rated would be if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Cash Consideration. Similarly, the only scenario where a Shareholder electing the Share Alternative would not have its share of the Alamos Shares component of the Offer consideration be pro-rated would be if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Share Consideration.”

The section entitled “The Offer” in the Offer and Circular is hereby amended to include the following paragraphs after the first paragraph following paragraph (d) on page 2 of the Offer and Circular:

“However, due to pro-ration and the maximum amount of cash relative to the maximum amount of Alamos Shares available under the Offer on each Take-Up Date, if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Cash Consideration, then the amount of cash that a Shareholder electing the Cash Alternative will receive will be pro-rated. Similarly, if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, then the number of Alamos Shares that a Shareholder electing the Share Alternative will receive will be pro-rated.

The only scenario where a Shareholder electing the Cash Alternative would not have its share of the cash component of the Offer consideration be pro-rated would be if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Cash Consideration. Similarly, the only scenario where a Shareholder electing the Share Alternative would not have its share of the Alamos Shares component of the Offer consideration be pro-rated would be if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Share Consideration.”

The section entitled “The Offer” in the Offer and Circular is hereby amended to include the following paragraphs in front of the first sentence on page 4 of the Offer and Circular:

“If Alamos elects to provide a Subsequent Offering Period, Alamos will publicly announce the Subsequent Offering Period and, if required by applicable Law, Alamos will mail you a notice of the Subsequent Offering Period.

The factors that could affect Alamos’ decision as to whether it will elect to provide a Subsequent Offering Period include, without limitation, (i) the number of Tendered Shares, (ii) whether Alamos can effect a Compulsory Acquisition (as defined below) or Subsequent Acquisition Transaction (as defined below) after the Expiry Time and, in particular, whether the number of Tendered Shares, together with the Common Shares held by Alamos and its affiliates, represents not less than 90% or 66 2/3% of the issued and outstanding Common Shares (calculated on a fully diluted basis), (iii) the conditions to the Offer being satisfied, and (iv) discussions with its financial and legal advisors regarding the feasibility of a Subsequent Offering Period, a Compulsory Acquisition and/or a Subsequent Acquisition Transaction. Alamos would commence the Subsequent Offering Period, if any, after the announcement of the results of the Offer in accordance with Rule 14d-11(d) under the U.S. Exchange Act.”

The section entitled “The Offer” in the Offer and Circular is hereby amended by deleting the second sentence of the fifth paragraph on page 6 of the Offer and Circular in its entirety and replacing it with the following sentence:

“Alamos reserves the right to reject any and all deposits that it determines not to be in proper form.”

The Offer and Circular is hereby amended by deleting the term “entities” in its entirety and replacing it with “Entities” in (i) paragraphs (b) and (b)(ii) on page 8 of the Offer and Circular; (ii) paragraphs (b)(vi), (b)(vii), (b)(viii), (b)(ix), (b)(xi) and (b)(xiv) on page 9 of the Offer and Circular; (iii) paragraphs (e)(ii), (e)(iii), (g) and (i) on page 10 of the Offer and Circular; (iv) paragraphs (j), (k), (l) and (m) on page 11 of the Offer and Circular; (v) the first sentence under the heading “12. Other Terms of the Offer” on page 18 of the Offer and Circular; (vi) the second paragraph on page 18 of the Offer and Circular; (vii) the last paragraph on page 36 of the Offer and Circular; and (viii) the definition of “entities” on page 67 of the Offer and Circular.

The section entitled “The Offer” in the Offer and Circular is hereby amended by deleting the last sentence of the second paragraph under the heading “Take-up of and Payment for Deposited Common Shares” on page 13 of the Offer and Circular in its entirety.

The first sentence of the third paragraph on page 22 of the Offer and Circular is hereby deleted in its entirety and replaced with:

“Through a series of resolutions passed on November 1, 2012, November 15, 2012 and December 4, 2012, the board of directors of Alamos authorized management to acquire Common Shares on the TSX if such Common Shares were obtainable under normal market conditions.”

The first sentence of the paragraph entitled “Opportunity to Elect Consideration” on page 23 of the Offer and Circular is hereby deleted in its entirety and replaced with the following:

“The Offer provides Shareholders with the opportunity to determine the consideration that they receive under the Offer, either the Cash Alternative or the Share Alternative, subject in each case to pro-ration as more fully described in Section 1 of the Offer, “The Offer”.”

The paragraph entitled “Opportunity to Elect Consideration” on page 23 of the Offer and Circular is hereby amended to include the following sentences after the last sentence of the paragraph:

“However, due to pro-ration and the maximum amount of cash relative to the maximum amount of Alamos Shares available under the Offer on each Take-Up Date, if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Cash Consideration, then the amount of cash that a Shareholder electing the Cash Alternative will receive will be pro-rated. Similarly, if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, then the number of Alamos Shares that a Shareholder electing the Share Alternative will receive will be pro-rated. The only scenario where a Shareholder electing the Cash Alternative would not have its share of the cash component of the Offer consideration be pro-rated would be if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Cash Consideration. Similarly, the only scenario where a Shareholder electing the Share Alternative would not have its share of the Alamos Shares component of the Offer consideration be pro-rated would be if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Share Consideration.”

The first paragraph under the heading “6. Share Purchase Agreements” on page 24 of the Offer and Circular is deleted in its entirety and replaced with the following:

“The following is a summary only of the material provisions of the Share Purchase Agreements (as defined herein) and is qualified in its entirety by reference to the Share Purchase Agreements, which will be filed with the Canadian securities regulatory authorities and the SEC and be publicly available under Aurizon’s profile on the SEDAR website at www.sedar.com and on the SEC’s website at www.sec.gov.”

The section entitled “The Circular” in the Offer and Circular is hereby amended by including the following paragraphs after the first paragraph on page 38 of the Offer and Circular:

“In connection with a Compulsory Acquisition, Alamos will:

(i)	with respect to Shareholders in the United States, (x) register any Alamos Shares to be issued in connection with a Compulsory Acquisition under Section 5 of the U.S. Securities Act pursuant to an amendment to the Registration Statement or (y) rely on the exemption from the registration requirements of Section 5 of the U.S. Securities Act provided by Rule 802 under the U.S. Securities Act (“Rule 802”); and

(ii)	with respect to Shareholders outside the United States, rely on the exemption from the registration requirements of Section 5 of the U.S. Securities Act provided by Regulation S under the U.S. Securities Act (“Regulation S”).

In connection with a Subsequent Acquisition Transaction, Alamos will:

(i)	with respect to Shareholders in the United States, (x) register any Alamos Shares to be issued in connection with a Subsequent Acquisition Transaction under Section 5 of the U.S. Securities Act pursuant to an amendment to the Registration Statement, (y) rely on the exemption from the registration requirements of Section 5 of the U.S. Securities Act provided by Rule 802, if available, or (z) rely on the exemption from the registration requirements of Section 5 of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act if it conducts a Subsequent Acquisition Transaction pursuant to a court-approved plan of arrangement under Section 288 of the BCBCA; and

(ii)	with respect to Shareholders outside the United States, rely on the exemption from the registration requirements of Section 5 of the U.S. Securities Act provided by Regulation S.”

The first sentence of the last paragraph on page 59 is hereby deleted in its entirety and replaced with the following:

“Alamos is offering to purchase Common Shares on the basis of, at the election of each Shareholder, $4.65 in cash for each Common Share or 0.2801 of an Alamos Share for each Common Share, in each case, subject to pro-ration. Shareholders may not elect to receive a mix of cash and Alamos Shares as consideration for their Common Shares. The maximum amount of cash payable by Alamos pursuant to the Offer shall not exceed $305,000,000 and the maximum number of Alamos Shares issuable by Alamos pursuant to the Offer shall not exceed 23,500,000. As described in more detail in Section 1 of the Offer, “The Offer”, the consideration payable under the Offer will be prorated on each Take-Up Date as necessary to ensure that the total aggregate consideration payable under the Offer and in any Compulsory Acquisition or Subsequent Acquisition Transaction does not exceed these maximum aggregate amounts and will be based on the number of Common Shares acquired in proportion to the number of Common Shares to which the Offer relates. Therefore, due to pro-ration and the maximum amount of cash relative to the maximum amount of Alamos Shares available under the Offer on each Take-Up Date, if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Cash Consideration, then the amount of cash that a Shareholder electing the Cash Alternative will receive will be pro-rated. Similarly, if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, then the number of Alamos Shares that a Shareholder electing the Share Alternative will receive will be pro-rated. The only scenario where a Shareholder electing the Cash Alternative would not have its share of the cash component of the Offer consideration be pro-rated would be if the aggregate cash consideration that would otherwise be payable by Alamos under the Cash Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Cash Consideration. Similarly, the only scenario where a Shareholder electing the Share Alternative would not have its share of the Alamos Shares component of the Offer consideration be pro-rated would be if the aggregate number of Alamos Shares that would otherwise be issuable by Alamos under the Share Alternative on a Take-Up Date does not exceed the Maximum Take-Up Date Share Consideration.”

The section of the Offer and Circular entitled “Glossary” is hereby amended by including the following definitions (in alphabetical order) on pages 68 and 69 of the Offer and Circular:

““Regulation S” has the meaning given to that term in Section 15 of the Circular, “Acquisition of Common Shares Not Deposited Under the Offer”;”

““Rule 802” has the meaning given to that term in Section 15 of the Circular, “Acquisition of Common Shares Not Deposited Under the Offer”;”

““Tendered Shares” has the meaning given to that term in “Summary Term Sheet”;”

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

Alamos Gold Inc. is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, order the Registrant to indemnify the eligible party or to pay the eligible party’s expenses, despite Sections 160 to 163 of the Act.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Under the articles of Alamos Gold Inc., subject to the provisions of the Act, the Registrant must indemnify a director, former director or alternate director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The failure of a director, alternate director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Under the articles of Alamos Gold Inc., the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, alternate director, officer, employee or agent or person who holds or held an equivalent position.

Insofar as indemnification for liabilities under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

1.1	Offer and Circular dated January 14, 2013.*

1.2	Letter of Transmittal.*

1.3	Notice of Guaranteed Delivery.*

1.4	Press Release dated January 14, 2013.*

1.5	Newspaper Advertisement dated January 14, 2013.*

4.1	Annual Information Form, dated March 29, 2012, for the Year Ended December 31, 2011.*

4.2	Annual Audited Consolidated Financial Statements for the Year Ended December 31, 2011, including Consolidated Statements of Financial Position as at December 31, 2011, December 31, 2010 and January 1, 2010 and Consolidated Statements of Comprehensive Income and Changes in Equity and Cash Flows for the Years Ended December 31, 2011 and December 31, 2010 and Related Notes, together with the Auditors’ Report thereon, contained therein.*

4.3	Management’s Discussion and Analysis for the Annual Audited Consolidated Financial Statements for the Year Ended December 31, 2011.*

4.4	Unaudited Interim Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2012, together with the Notes thereto.*

4.5	Management’s Discussion and Analysis for the Unaudited Interim Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2012.*

4.6	Management Information Circular, dated April 26, 2012, in connection with the Annual Meeting of Shareholders Held on May 31, 2012.*

5.1	Consent of Ernst & Young LLP.

5.2	Consent of Torys LLP.*

5.3	Consent of Joseph M. Keane.*

5.4	Consent of Marc Jutras.*

5.5	Consent of Marc A. Jutras.*

5.6	Consent of Kenneth J. Balleweg.*

5.7	Consent of Herbert E. Welhener.*

5.8	Consent of Herbert E. Welhener.*

5.9	Consent of Mark A. Odell.*

5.10	Consent of Russell A. Browne.*

5.11	Consent of Russell A. Browne.*

5.12	Consent of Susan E. Ames.*

5.13	Consent of Dawn H. Garcia.*

5.14	Consent of Carl E. Defilippi.*

5.15	Consent of Michal Dobr.*

5.16	Consent of Dennis Ferrigno.*

5.17	Consent of Allen Ray Anderson.*

5.18	Consent of Pedro C. Repetto.*

6.1	Powers of Attorney (included on the signature pages of the Registration Statement).*

*	Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.	UNDERTAKING.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.	CONSENT TO SERVICE OF PROCESS.

Concurrent with the filing of the initial Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on February 7, 2013.

ALAMOS GOLD INC.

By:	/s/ Matthew Howorth
	Name:	Matthew Howorth
	Title:	VP, Legal & Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the following capacities and on February 7, 2013.

SIGNATURE	TITLE

*	Chief Executive Officer
John A. McCluskey	(Principal Executive Officer)

*	Chief Financial Officer
Jamie Porter	(Principal Financial and Accounting Officer)

*	Director
John A. McCluskey

*	Director
Paul Murphy

*	Director
Kenneth Stowe

*	Director
Anthony Garson

*By:	/s/ Matthew Howorth
Matthew Howorth Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Alamos Gold Inc. in the United States, on February 7, 2013.

TORYS LLP

By:	/s/ Mile T. Kurta
	Name:	Mile T. Kurta
	Title:	Partner

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Offer and Circular dated January 14, 2013.*

1.2	Letter of Transmittal.*

1.3	Notice of Guaranteed Delivery.*

1.4	Press Release dated January 14, 2013.*

1.5	Newspaper Advertisement dated January 14, 2013.*

4.1	Annual Information Form, dated March 29, 2012, for the Year Ended December 31, 2011.*

4.2	Annual Audited Consolidated Financial Statements for the Year Ended December 31, 2011, including Consolidated Statements of Financial Position as at December 31, 2011, December 31, 2010 and January 1, 2010 and Consolidated Statements of Comprehensive Income and Changes in Equity and Cash Flows for the Years Ended December 31, 2011 and December 31, 2010 and Related Notes, together with the Auditors’ Report thereon, contained therein.*

4.3	Management’s Discussion and Analysis for the Annual Audited Consolidated Financial Statements for the Year Ended December 31, 2011.*

4.4	Unaudited Interim Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2012, together with the Notes thereto.*

4.5	Management’s Discussion and Analysis for the Unaudited Interim Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2012.*

4.6	Management Information Circular, dated April 26, 2012, in connection with the Annual Meeting of Shareholders Held on May 31, 2012.*

5.1	Consent of Ernst & Young LLP.

5.2	Consent of Torys LLP.*

5.3	Consent of Joseph M. Keane.*

5.4	Consent of Marc Jutras.*

5.5	Consent of Marc A. Jutras.*

5.6	Consent of Kenneth J. Balleweg.*

5.7	Consent of Herbert E. Welhener.*

5.8	Consent of Herbert E. Welhener.*

5.9	Consent of Mark A. Odell.*

5.10	Consent of Russell A. Browne.*

5.11	Consent of Russell A. Browne.*

5.12	Consent of Susan E. Ames.*

5.13	Consent of Dawn H. Garcia.*

5.14	Consent of Carl E. Defilippi.*

5.15	Consent of Michal Dobr.*

5.16	Consent of Dennis Ferrigno.*

5.17	Consent of Allen Ray Anderson.*

5.18	Consent of Pedro C. Repetto.*

6.1	Powers of Attorney (included on the signature pages of the Registration Statement).*

*	Previously filed.